Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER 2021 RESULTS

- Earnings of ($0.02) Per Fully Diluted Share -

- Core FFO of $0.18 Per Fully Diluted Share –

- Completed Recapitalization of Two Multifamily Assets -

- $1.3 Billion of Liquidity, No Outstanding Debt Maturity Until November 2024 -

New York, New York, February 16, 2022 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office, retail and multifamily properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the fourth quarter of 2021.

Fourth Quarter and Recent Highlights

•	Earnings of ($0.02) per fully diluted share.

•	Core Funds From Operations (“Core FFO”) of $0.18 per fully diluted share.

•

Same-Store Property Cash Net Operating Income (“NOI”) excluding lease termination fees was off 4.9% from the fourth quarter of 2020 primarily due to a reduction in revenues caused by the termination of the lease with Global Brands Group in third quarter 2021 and decreased occupancy.

•

Empire State Building Observatory revenue for the fourth quarter 2021 increased over 38% to $17.7 million, from $12.8 million in the third quarter 2021. Observatory NOI was positive for the third consecutive quarter reaching $10.7 million for the fourth quarter 2021.

•	Signed 34 new, renewal, and expansion leases, representing a total of 374,920 rentable square feet. This includes 24 leases totaling 293,477 rentable square feet in the Manhattan office portfolio.

•

Completed the recapitalization of 625 units in two Manhattan multifamily assets with a total transaction value of $307 million, inclusive of $186 million of assumed debt. ESRT now owns a 90% interest and a Fetner Properties affiliate retains a 10% interest.

•

Repurchased $41.7 million of common stock at a weighted average price of $9.46 per share in the fourth quarter and through February 14, 2022. Since the stock repurchase program began in March 2020 through February 14, 2022, approximately $195.5 million at a weighted average price of $8.61 per share has been repurchased.

•

Selected to receive a $5.0 million grant in the first funding round of the Empire Building Challenge, a $50 million state initiative spearheaded by the New York State Research and Development Authority (NYSERDA).

•	Selected for inclusion in the 2022 Bloomberg Gender-Equality Index.

Full Year Highlights

•	Earnings of ($0.06) per fully diluted share.

•	Core FFO of $0.70 per fully diluted share.

•	Signed 129 new, renewal and expansion leases, representing 1,005,630 rentable square feet. This includes 87 leases totaling 801,254 rentable square feet in the Manhattan office portfolio.

Investor Presentation Update

The Company has posted on the “Investors” section of its website (www.esrtreit.com) the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Office and Retail Portfolio Operations

As of December 31, 2021, the Company’s office and retail portfolio contained 10.1 million rentable square feet, which consisted of 9.4 million rentable square feet of office space and 0.7 million rentable square feet of retail space which was occupied and leased as shown below.

	December 31, 2021	September 30, 2021	December 31, 2020
Percent occupied:
Total portfolio	82.4%	83.5%	85.9%
Total office	82.5%	83.5%	85.6%
Manhattan office	83.9%	84.5%	87.2%
GNYMA office	76.6%	79.8%	79.0%
Total retail	81.8%	83.0%	89.8%
Percent leased (includes signed leases not commenced):
Total portfolio	85.7%	86.5%	88.7%
Total office	85.3%	86.1%	88.3%
Manhattan office	87.0%	87.4%	89.8%
GNYMA office	78.1%	80.7%	82.4%
Total retail	91.2%	91.9%	93.2%

Leasing

The tables below summarize leasing activity for the three months ended December 31, 2021:

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over previously escalated rents
Office	30	368,854	$56.88	$56.04	1.5%
Retail	4	6,066	$256.52	$239.07	7.3%
Total Overall	34	374,920	$60.17	$59.05	1.9%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf - leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	16	257,693	$60.25	$57.97	3.9%
Renewal Office	8	35,784	$61.67	$63.61	(3.0%)
Total Office	24	293,477	$60.43	$58.66	3.0%

Leasing Activity Highlights During Fourth Quarter 2021

•

At 1400 Broadway, signed an expansion office lease with Signature Bank Inc., for approximately 168,300 square feet. Signature Bank now occupies approximately 280,200 square feet in the building for a term of 17.2 years. Additionally, a new office lease was signed with Clarins USA, Inc. for approximately 15,100 square feet for a term of 11.1 years.

•	At First Stamford Place, the Company signed a new direct office lease with United Rentals, Inc. for approximately 51,200 square feet for a term of 5.8 years.

•	Prebuilt leasing activity in the Manhattan office portfolio comprised 17 of the 24 leases.

Observatory Results

The Observatory hosted approximately 360,000 visitors in the fourth quarter 2021, compared to 255,000 visitors in the third quarter 2021 and 55,000 visitors in the fourth quarter 2020. Fourth quarter attendance was approximately 40% of 2019 comparable period attendance, in-line with our hypothetical forecast. The Company has provided a hypothetical Observatory admissions forecast for 2022 updated for Omicron-related disruptions in the new investor presentation posted on its website.

Observatory revenue for the fourth quarter 2021 was $17.7 million and Observatory expenses were $7.0 million in the fourth quarter 2021. Observatory NOI was $10.7 million in the fourth quarter, marking the third consecutive positive quarter since the onset of the COVID-19 pandemic in first quarter 2020.

Balance Sheet

The Company had $1.3 billion of total liquidity as of December 31, 2021, which is comprised of $424 million of cash, plus an additional $850 million available under its revolving credit facility. At December 31, 2021, the Company had total debt outstanding of approximately $2.3 billion, with a weighted average interest rate of 3.9% per annum, and a weighted average term to maturity of 7.5 years. At December 31, 2021, the Company’s pro-rata net debt to total market capitalization was 42.2%. The Company has no outstanding debt maturity until November 2024.

Dividend

On December 31, 2021, the Company paid a dividend of $0.035 per share or unit, as applicable, for the fourth quarter 2021 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On December 31, 2021, the Company paid a preferred dividend of $0.15 per unit for the fourth quarter 2021 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the fourth quarter 2021 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, February 17, 2022 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of the Company’s website at www.esrtreit.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until February 24, 2022, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13726117.

The Supplemental Report and Investor Presentation are integral components of the quarterly earnings announcement and are now available on the “Investors” section of the Company’s website at www.esrtreit.com.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and manages a well-positioned property portfolio of office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. Owner of the Empire State Building, the World’s Most Famous Building, ESRT also owns and operates its iconic, newly reimagined Observatory Experience. The company is a leader in healthy buildings, energy efficiency, and indoor environmental quality, and has the lowest greenhouse gas emissions per square foot of any publicly traded REIT portfolio in New York City. As of Dec. 31, 2021, ESRT’s portfolio is comprised of approximately 9.4 million rentable square feet of office space, 700,000 rentable square feet of retail space and 625 units across two multifamily properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) a failure of conditions or performance regarding any event or transaction described above, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the COVID-19 pandemic; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to our development projects (including our Metro Tower development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; and (xx) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2021	2020
Revenues
Rental revenue	$139,104	$137,050
Observatory revenue	17,716	5,008
Lease termination fees	281	7,841
Third-party management and other fees	302	295
Other revenue and fees	2,931	1,205

Total revenues	160,334	151,399
Operating expenses
Property operating expenses	34,557	31,087
Ground rent expenses	2,332	2,332
General and administrative expenses	13,578	13,627
Observatory expenses	6,980	5,636
Real estate taxes	27,600	31,894
Impairment charge	7,723	—
Depreciation and amortization	46,467	47,397

Total operating expenses	139,237	131,973

Total operating income	21,097	19,426
Other income (expense):
Interest income	207	108
Interest expense	(23,841)	(23,001)

Loss before income taxes	(2,537)	(3,467)
Income tax (expense) benefit	(1,537)	4,177

Net income (loss)	(4,074)	710
Preferred unit distributions	(1,050)	(1,050)
Net loss attributable to non-controlling interests	1,936	130

Net loss attributable to common stockholders	$(3,188)	$(210)

Total weighted average shares
Basic	172,818	171,970

Diluted	276,207	278,471

Net income (loss) per share attributable to common stockholders
Basic	$(0.02)	$(0.00)

Diluted	$(0.02)	$(0.00)

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2021	2020
Revenues
Rental revenue	$559,690	$563,071
Observatory revenue	41,474	29,057
Lease termination fees	16,230	9,416
Third-party management and other fees	1,219	1,225
Other revenue and fees	5,481	6,459

Total revenues	624,094	609,228
Operating expenses
Property operating expenses	126,986	136,141
Ground rent expenses	9,326	9,326
General and administrative expenses	55,947	62,244
Observatory expenses	23,206	23,723
Real estate taxes	119,967	121,923
Impairment charge	7,723	6,204
Depreciation and amortization	201,806	191,006

Total operating expenses	544,961	550,567

Total operating income	79,133	58,661
Other income (expense):
Interest income	704	2,637
Interest expense	(94,394)	(89,907)
Loss on early extinguishment of debt	(214)	(86)
IPO litigation expense	—	(1,165)

Loss before income taxes	(14,771)	(29,860)
Income tax benefit	1,734	6,971

Net loss	(13,037)	(22,889)
Preferred unit distributions	(4,201)	(4,197)
Net loss attributable to non-controlling interests	6,527	10,374

Net loss attributable to common stockholders	$(10,711)	$(16,712)

Total weighted average shares
Basic	172,445	175,169

Diluted	277,420	283,837

Net income (loss) per share attributable to common stockholders
Basic	$(0.06)	$(0.10)

Diluted	$(0.06)	$(0.10)

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2021	2020
Net income (loss)	$(4,074)	$710
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	45,211	45,690
Impairment charge	7,723	—

FFO attributable to common stockholders and non-controlling interests	47,810	45,350
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	49,768	47,308

Core FFO attributable to common stockholders and non-controlling interests	$49,768	$47,308

Total weighted average shares
Basic	276,207	278,427

Diluted	276,207	278,471

FFO per share
Basic	$0.17	$0.16

Diluted	$0.17	$0.16

Modified FFO per share
Basic	$0.18	$0.17

Diluted	$0.18	$0.17

Core FFO per share
Basic	$0.18	$0.17

Diluted	$0.18	$0.17

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2021	2020
Net loss	$(13,037)	$(22,889)
Preferred unit distributions	(4,201)	(4,197)
Real estate depreciation and amortization	196,360	184,245
Impairment charge	7,723	5,360

FFO attributable to common stockholders and non-controlling interests	186,845	162,519
Amortization of below-market ground leases	7,831	7,831

Modified FFO attributable to common stockholders and non-controlling interests	194,676	170,350
Loss on early extinguishment of debt	214	86
Severance expenses	—	3,813
IPO litigation expense	—	1,165

Core FFO attributable to common stockholders and non-controlling interests	$194,890	$175,414

Total weighted average shares
Basic	277,420	283,826

Diluted	277,420	283,837

FFO per share
Basic	$0.67	$0.57

Diluted	$0.67	$0.57

Modified FFO per share
Basic	$0.70	$0.60

Diluted	$0.70	$0.60

Core FFO per share
Basic	$0.70	$0.62

Diluted	$0.70	$0.62

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31, 2021	December 31, 2020
Assets
Commercial real estate properties, at cost	$3,500,917	$3,133,966
Less: accumulated depreciation	(1,072,938)	(941,612)

Commercial real estate properties, net	2,427,979	2,192,354
Cash and cash equivalents	423,695	526,714
Restricted cash	50,943	41,225
Tenant and other receivables	18,647	21,541
Deferred rent receivables	224,922	222,508
Prepaid expenses and other assets	76,549	77,182
Deferred costs, net	202,437	203,853
Acquired below market ground leases, net	336,904	344,735
Right of use assets	28,892	29,104
Goodwill	491,479	491,479

Total assets	$4,282,447	$4,150,695

Liabilities and equity
Mortgage notes payable, net	$948,769	$775,929
Senior unsecured notes, net	973,373	973,159
Unsecured term loan facility, net	388,223	387,561
Accounts payable and accrued expenses	120,810	103,203
Acquired below market leases, net	24,941	31,705
Ground lease liabilities	28,892	29,104
Deferred revenue and other liabilities	84,358	88,319
Tenants’ security deposits	28,749	30,408

Total liabilities	2,598,115	2,419,388
Total equity	1,684,332	1,731,307

Total liabilities and equity	$4,282,447	$4,150,695